Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dave & Buster’s Entertainment, Inc.:

We consent to the use of our reports incorporated by reference herein on the consolidated financial statements of Dave & Buster’s Entertainment, Inc.

/s/ KPMG LLP

Dallas, Texas

October 6, 2014